EXHIBIT 23(a)

                              ARTHUR ANDERSEN LLP




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Urban National Bank:

As independent public accountants, we hereby consent to the use of our report dated January 12 (except with respect to the matter discussed in Note 15, as to which the date is February 14, 1995) and to all references to our firm included in this proxy statement/prospectus.

                                            ARTHUR ANDERSEN LLP

Roseland, New Jersey
April 11, 1995